UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2010

INTELLIGROUP, INC.
(Exact name of registrant as specified in its charter)

New Jersey	0-20943	11-2880025
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Independence Way, Suite 220 Princeton, New Jersey	08540
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 810-7400

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01 Changes in Control of Registrant.

As previously announced, on June 14, 2010, Intelligroup, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with NTT Data Corporation (“Parent”) and Mobius Subsidiary Corporation, an indirect subsidiary of Parent (“Purchaser”), pursuant to which Purchaser will merge with and into the Company. Pursuant to the Merger Agreement, upon the terms and subject to the conditions thereof, Purchaser commenced a tender offer (the “Offer”) on June 21, 2010 to acquire all of the outstanding shares of common stock of the Company at a purchase price of $4.65 per share in cash, without interest, less applicable withholding taxes (the “Per Share Amount”), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated June 21, 2010, and the related Letter of Transmittal, each as amended or supplemented from time to time.

On July 20, 2010, Parent announced the expiration of the Offer. The Offer expired at 12:00 midnight, New York City time, on Monday, July 19, 2010. According to Computershare Trust Company, N.A., the depositary for the Offer, as of 12:00 midnight, New York City time, on Monday, July 19, 2010, a total of approximately 39,901,065 shares of the Company’s common stock were validly tendered and not withdrawn in the Offer (including approximately 39,005 shares tendered by notice of guaranteed delivery), which represented approximately 96.6% of all issued and outstanding shares of the Company’s common stock. Purchaser has accepted for payment all shares of the Company’s common stock that were validly tendered and not withdrawn, and payment for such shares will be made promptly, in accordance with the terms of the Offer. Purchaser now owns approximately 96.6% of all issued and outstanding shares of the Company’s common stock.

As soon as practicable, Parent intends to complete a “short-form” merger under the laws of the State of New Jersey, pursuant to which Purchaser will merge into the Company, with the Company as the surviving corporation, and the Company will become an indirect wholly-owned subsidiary of Parent.

At the effective time of the Merger (the “Effective Time”), each issued and outstanding share of the Company’s common stock that was not tendered pursuant to the Offer will be cancelled and converted into the right to receive the Per Share Amount (other than shares of the Company’s common stock that are held as treasury stock or held by Parent or Purchaser or their respective subsidiaries). In addition, at the Effective Time, each outstanding option to purchase the Company’s common stock (“Company Stock Option”) will be cancelled automatically and converted into the right to receive an amount of cash, without interest, equal to the product of (1) the excess, if any, of (A) the Per Share Amount over (B) the exercise price per share of the Company’s common stock subject to such Company Stock Option and (2) the number of shares of the Company’s common stock that were issuable upon exercise of such Company Stock Option immediately prior to the Effective Time, regardless of the vested status of such Company Stock Option.

Item 8.01 Other Events.

On July 20, 2010, Parent issued a press release announcing the expiration of the Offer and the results thereof. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
99.1	Press Release of NTT Data Corporation, dated July 20, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELLIGROUP, INC.

By: /s/ Alok Bajpai
Alok Bajpai
Treasurer and CFO

Date:   July 20, 2010